AMERICAN PARTNERS LIFE INSURANCE COMPANY
                         APL Variable Annuity Account 1

                                POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


Each of the undersigned, as a director and/or officer of American Partners Life Insurance Company (APL), on behalf of the below listed registrant previously have filed registration statements and amendments thereto pursuant to requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                   1933 Act          1940 Act
                                                   Reg. Number       Reg. Number

APL Variable Annuity Account 1                     33-57731          811-07247
     Privileged Assets Select Annuity (PASA)


hereby constitutes and appoints Christine E. Harbron,  Eric L. Marhoun,  Timothy
S. Meehan Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen, Monica P. Vickman and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for her in her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 25th of April, 2001.

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 /s/  Gumer C. Alvero
      Gumer C. Alvero
      Director, President and Chief Executive Officer


 /s/  Timothy V. Bechtold
      Timothy V. Bechtold
      Director and Chairman of the Board


 /s/  Lorraine R. Hart
      Lorraine R. Hart
      Director and Vice President, Investments


 /s/  Teresa J. Rasmussen
      Teresa J. Rasmussen
      Director, Vice President, General Counsel and Secretary


/s/   Stuart A. Sedlacek
      Stuart A. Sedlacek
      Director and Vice President


 /s/  Philip C. Wentzel
      Philip C. Wentzel
      Controller


 /s/  David L. Yowan
      David L. Yowan
      Vice President and Treasurer